EXHIBIT 14(a)

[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

April 29, 2003

Board of Directors Protective Life Insurance Company 2801 Highway 201 South Birmingham, Alabama 35223

Directors:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of post-effective amendment number 7 to the Registration Statement on Form N-6 filed (File No. 333-52215) by Protective Life Insurance Company and Protective Variable Life Separate Account with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,
SUTHERLAND ASBILL & BRENNAN LLP
By: /s/ DAVID S. GOLDSTEIN David S. Goldstein